Exhibit 10.24
PURCHASE AGREEMENT
Data Center Campus
Berwick, PA
THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of March ___, 2024 (the “Effective Date”) between Buyer and Seller (both of whom may be referred to as a “party” or “parties”).
CERTAIN AGREEMENT DETAILS AND DEFINITIONS

Buyer:	Amazon Data Services, Inc.

Seller:	Cumulus Data LLC and Cumulus Real Estate Holdings LLC

Title Company:	Thomas Szopinski Commercial Title Officer Fidelity National Title National Commercial Services 4400 MacArthur Blvd., Suite 200 Newport Beach, CA 92660 (949) 622-4940 Direct Thomas.Szopinski@fnf.com

Escrow Holder:
Nathan Thompson
VP, Senior National Commercial Escrow Officer
Fidelity National Title
National Commercial Services
4400 MacArthur Blvd., Suite 200
Newport Beach, CA 92660
(949) 221-4733 Direct
(866) 453-3024 Fax
nathan.thompson@fnf.com

Land:	Real property located in Berwick, Luzerne County, Pennsylvania, described in Exhibit A and depicted in Exhibit B.

Property:
All of Seller’s right, title and interest in and to (i) the Land, (ii) all improvements including all buildings, appurtenant improvements and fixtures located on the Land (the “Improvements”), (iii) all rights or easements benefitting the Land (the “Easements” and together with the Land and Improvements, collectively, the “Real Property”), (iv) the Assigned Contracts; (v) the Seller Permits; and (vi) the Conveyed Personal Property.

Survey:	2021 ALTA / NSPS land title survey, dated February 16, 2024, prepared by Pennoni Associates Inc., Order No. WSPSA23008.

Purchase Price:
$650,000,000, to be paid by Buyer to Escrow Holder at Closing. Such amount shall be held and distributed by Escrow Holder in accordance with that certain escrow agreement entered into by and between Buyer, Seller and Escrow Holder dated as of even date herewith (the “Escrow Agreement”) and Schedule 1 – Rezoning Requirement Escrow Account attached hereto and made a part hereof. The provisions of Schedule 1 will survive the Closing. The parties agree that NINETY MILLION DOLLARS ($90,000,000) of the Purchase Price will be allocated to the Real Property.

Deposit:	None

Assigned Contracts:	The contracts listed on Exhibit C.

Ground Lease:
That certain Ground Lease made by and between Talen Nuclear Development LLC, as Lessor ("Original Lessor”), and Nautilus Cryptomine LLC (“Nautilus”), as Lessee, dated May 13, 2021, as assigned by Original Lessor to Seller pursuant to that certain Assignment, Assumption and Release Agreement dated June 21, 2021, as amended by that certain Amendment No. 1 to Ground Lease & Confirmation of Commencement Date dated December 28, 2022, and that certain letter agreement from Seller to Nautilus dated February 14, 2023 (as amended and assigned, the “Ground Lease”).

Conveyed Personal Property	The personal property listed or described on Exhibit J.

Seller Permits:	The permits and other approvals issued by governmental authorities listed on Exhibit L.

Due Diligence Period:	☐ Yes - if “yes”, then: ☒ No

Title Review Period:	☐ Yes - if “yes”, then: ☒ No - if “no”, then Section 4 (Title) is hereby deleted.

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Title Policy to be Obtained by Buyer:
☒ Yes - if “yes”, then:
“Title Policy” means an ALTA Title Policy of title insurance in the amount of the Purchase Price, insuring fee simple title to the Land (and any improvements thereon) in Buyer, subject only to the Permitted Exceptions and including all endorsements reasonably required by Buyer.
“Permitted Exceptions” means the lien of any real estate taxes or assessments not yet due, provided the same are prorated in accordance with this Agreement, and matters set forth on that certain owner’s proforma title policy no. PHI232536 issued by the Title Company attached hereto as Schedule 2 and the Survey that are not Existing Liens, and any inchoate liens with respect to the Property.
☐ No

Closing Date:	The Effective Date.

Closing Process:	☒ Escrow-style (through the offices of the Escrow Holder) ☐ In-person at the office of the Escrow Holder ☐ Other: _________________________________________

Closing Costs:
Buyer will pay (a) 50% of the escrow fee charged by Escrow Holder; (b) the premium applicable to the Title Policy; (c) the cost of any of its examinations and inspections and audits of the Property (including the Survey); (d) 50% of all documentary and other transfer taxes imposed by the Commonwealth of Pennsylvania and Luzerne County payable in connection with the recordation of the Deed; and (e) any other recording fees for the Deed (as defined in this Agreement).
Seller will pay (i) 50% of all documentary and other transfer taxes imposed by the Commonwealth of Pennsylvania and Luzerne County payable in connection with the recordation of the Deed; (ii) 50% of the escrow fee charged by Escrow Holder; (iii) the cost of the endorsements or other fees or expenses required to insure over or delete any title exceptions shown on the title report or the Survey that are not Permitted Exceptions; (iv) the Commission(s) (as indicated below); and (v) the recording fees for the release of the Existing Liens and the release of other matters not constituting Permitted Exceptions, and any other documents contemplated by this Agreement. All other closing costs not specifically set forth in this Agreement will be paid by the parties as is customary in the jurisdiction in which the Property is located.
Seller and Buyer will each pay their respective (x) legal fees and expenses, (y) share of prorations (as provided below), and (z) cost of all opinions, certificates, instruments, documents and papers required to be delivered, or caused to be delivered, by it under this Agreement and the cost of all its performances under this Agreement.

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Closing Deliveries - Seller:
(Check all that are applicable to this transaction)
☐ General Warranty Deed
☒ Special (or Limited) Warranty Deed, in the form attached as Exhibit D (the “Deed”), from each Seller
☒ Assignment of Ground Lease, in the form attached as Exhibit E (“Assignment of Ground Lease”), which will provide, among other things, for Buyer to receive all rent payments due to the “landlord” under the Ground Lease from and after Closing
☒ Memorandum of Ground Lease, in the form attached as Exhibit Q (the “Memorandum of Ground Lease”), as executed by Nautilus
☒ Non-Foreign Certification, in the form attached as Exhibit F (“FIRPTA”), from each Seller
☒ Evidence reasonably satisfactory to Title Company that all necessary authorizations for this transaction have been obtained by Seller, and such other documents and instruments, payments, indemnities, releases and agreements (including, without limitation, an ALTA owner’s affidavit in form attached as Exhibit K) as may be reasonably requested by Escrow Holder or Title Company in order to issue the Title Policy and consummate the transaction contemplated by this Agreement
☒ releases of the Existing Liens, if any, reasonably satisfactory to Buyer and Title Company
☒ to the extent not previously delivered to Buyer and within the reasonable possession or control of Seller or its affiliates, and reasonably locatable, originals of the Ground Lease, Assigned Contracts, Seller Permits, licenses and other governmental authorizations with respect to the Property
☒ a Closing Statement signed or initialed by Seller
☒ Assignment and Assumption Agreement for Assigned Contracts, in the form attached as Exhibit G (“Assignment and Assumption Agreement”), from each Seller
☒ Assignment of Existing Warranties, in the form attached as Exhibit H (“Assignment of Warranties”)
☒ Bill of Sale, in the form attached as Exhibit I for the Conveyed Personal Property (“Bill of Sale”)
☒ All keys in Seller’s possession or control relating to the Property
☒ for the Ground Lease and the Assigned Contracts, duly executed letters notifying Nautilus and any vendors of the sale of the Property
☒ An updated rent roll

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☒ evidence of assignment of all Seller Permits required by the Buyer save where the same do not run with the Property
☒ An estoppel, in form and substance reasonably acceptable to Buyer, executed by the Seller with regard to the Ground Lease if not included in the Assignment of Ground Lease
☒ An estoppel, in substantially the form attached as Exhibit M, executed by Nautilus with regard to the Ground Lease
☒ Property transfer tax declarations, as applicable, for the Commonwealth of Pennsylvania and Luzerne County
☒ Assignment of Wholesale PPA and Retail PPA, in the form attached as Exhibit N, assigning that certain Wholesale PPA and that certain Retail PPA from Talen Generation, LLC to Amazon Energy LLC (the “Talen Generation PPA Assignments”)
☒ Assignment of Retail PPA, in the form attached as Exhibit O, assigning that certain Retail PPA from Seller to Buyer (the “Cumulus Data Retail PPA Assignment”)
☒ Payover Agreement regarding assignment of right to receive any Lease Shortfall Payments (as defined in that certain Intercompany Side Letter Agreement dated May 13, 2021 made by Cumulus Coin LLC, Original Lessor and Nautilus) and any Shortfall Payments (as defined in that certain Intercompany Side Letter Agreement dated September 29, 2022 made by Cumulus Coin LLC and Original Lessor), in the form attached as Exhibit P
☒ the Escrow Agreement
☒ Transition Services Agreement
☒ HSR Consent
☒ Infrastructure Services Agreement
☒ Power Purchase Agreement (the “PPA”)

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Closing Deliveries - Buyer
☒ the Closing Payment by wire transfer of immediately available federal funds
☒ Assignment and Assumption Agreement
☒ Assignment of Ground Lease
☒ evidence reasonably satisfactory to Title Company that all necessary authorizations for this transaction have been obtained by Buyer, and such other documents and instruments as may be reasonably requested by Escrow Holder or Title Company in order to consummate the transaction contemplated by this Agreement and issue the Title Policy
☒ the Closing Statement
☒ the Escrow Agreement
☒ Talen Generation PPA Assignments
☒ Cumulus Data Retail PPA Assignment
☒ Transition Services Agreement
☒ Infrastructure Services Agreement
☒ PPA
☒ Memorandum of Ground Lease

Governing Law:	Commonwealth of Pennsylvania

Forum for Dispute Resolution:	Exclusively in the State and Federal Courts of the Commonwealth of Pennsylvania.

Notice Addresses:	Seller:	Buyer:

	Cumulus Data LLC Attn: General Counsel 2929 Allen Parkway, 22nd Floor Houston, TX 77019 E: LegalServices@talenenergy.com	c/o Amazon.com, Inc. Attention: Real Estate Manager (AWS) Site Code PHL100 P.O. Box 81226 Seattle, WA 98108-1226

With a copy to:
Kirkland & Ellis LLP
Attn: William J. Benitez, P.C.;
John G. Caruso; Josh Teahen
609 Main Street
Houston, TX 77002
E: william.benitez@kirkland.com; jcaruso@kirkland.com; josh.teahen@kirkland.com
With a copy to: c/o Amazon.com, Inc. Attention: General Counsel (AWS Real Estate) Site Code PHL100 P.O. Box 81226 Seattle, WA 98108-1226 and AWS-Legal-RE@amazon.com

Seller Broker:	None

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Buyer Broker:	None

NDA:	Nondisclosure Agreement, dated November 20, 2022 by Seller and Amazon.com, Inc.

Exhibits:	Exhibit A Description of Land
Exhibit B    Depiction of Land
Exhibit C    Assigned Contracts
Exhibit D    Form of Deed
Exhibit E    Form Assignment of Ground Lease
Exhibit F    Form FIRPTA
Exhibit G    Form Assignment of Contracts
Exhibit H    Form Assignment of Warranties
Exhibit I     Form Bill of Sale
Exhibit J    Conveyed Personal Property
Exhibit K    Form of Owner’s Affidavit
Exhibit L    Seller Permits
Exhibit M    Form of Nautilus Estoppel
Exhibit N    Form of Talen Generation PPA Assignments
Exhibit O    Form of Cumulus Data Retail PPA Assignment
Exhibit P    Form of Payover Agreement
Exhibit Q Form of Memorandum of Ground Lease

Schedules	Schedule 1 - Rezoning Requirement Escrow Account Schedule 2 - Owner’s Proforma Title Policy Schedule 6.1 Schedule 6.2 Schedule 11

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1.Additional Definitions.
1.1.“Business Day” or “business day” means any day other than a Saturday, Sunday or federal or state holiday in the State or Country where the Land is located.
1.2.“Closing” means the consummation of this transaction as of the Closing Date.
1.3.“Closing Payment” means the Purchase Price as adjusted by the Closing Costs, prorations and credits specified in this Agreement, to be held and distributed by Escrow Holder solely in accordance with this Agreement and the Escrow Agreement.
1.4.“Closing Statement” means a statement to be prepared by Escrow Holder and approved by Buyer.
1.5."Contamination" means any pollutants, contaminants, Waste, toxic substances or Hazardous Substances at, on, under or released to or from any part of the Land (including groundwater).
1.6.“Environmental Law” means any and all national, regional, federal and local laws (including common law, statute law, civil, criminal and administrative law) which are in force and binding including any and all binding directives, guidance notes, circulars, regulations and codes of practice made or issued under or pursuant to any such laws, and any and all judicial and administrative interpretation of each of the foregoing relating to (i) the protection, improvement, preservation or pollution of the environment, (ii) the protection of human health or safety (including occupational health and safety) or welfare, (iii) releases or threatened releases of any contaminant, (iv) the manufacture, handling, transport, use, treatment, storage, release, spillage or disposal, including the arrangement for disposal, of Hazardous Materials, (v) disposal or recycling of Waste, and (vi) the creation or existence of any noise, vibration, odor, radiation, common law, statutory or equivalent concept of nuisance or other adverse impact on the environment.
1.7.“Existing Liens” means all monetary liens affecting the Property and all indebtedness secured by any such lien for ascertainable amounts.
1.8.“Hazardous Material(s)” means any natural or artificial hazardous, toxic or dangerous substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, or any other laws, or any substance which, alone or in combination with others, is capable of causing harm to the environment or is likely to cause an actionable nuisance, or which are classified or considered to be contaminants, toxic, pollutants, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or regulated under the laws of the Commonwealth of Pennsylvania and/or the United States of America, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead.
1.9.“Local Time” means local time in Seattle, Washington.
1.10.“Waste” means any natural or artificial substance, material or product that the producer or other person in possession of it discards or intends or is required to discard or which is in the

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relevant circumstances otherwise identified, prescribed, controlled or regulated as a waste under Environmental Law.
2.Purchase and Sale. Seller will sell to Buyer, and Buyer will purchase from Seller, the Property, in accordance with this Agreement.
3.Intentionally Omitted.
4.Intentionally Omitted.
5.Intentionally Omitted.
6.Representations and Warranties; Certain Covenants.
6.1.Representations and Warranties of Seller. Seller represents and warrants the following to Buyer as of the Effective Date, except in each case as set forth on Schedule 6.1: (a) Seller is the sole legal owner of the Property; (b) Seller is duly organized and in good standing in the applicable State or Country of its organization and authorized to transact business in the applicable State(s); (c) this Agreement and all documents executed in connection herewith by Seller are duly authorized and binding upon Seller; (d) Seller has obtained all necessary consents and permissions related to the transactions contemplated by this Agreement, and required under any covenant, agreement, encumbrance, or laws; (e) no insolvency proceeding affects Seller; (f) to Seller’s knowledge, all governmental authorizations required in connection with the Property are in full force and free from violation; (g) to Seller’s knowledge, the Property and the operation thereof complies in all material respects with applicable laws and any agreements affecting the Property; (h) there are no unsatisfied written requests for repairs or improvements made or constructed on behalf of Seller that will not be paid prior to delinquency; (i) except as to those liens of record with respect to the Property which will be released on or before the Closing Date and the Permitted Exceptions, no material monetary encumbrance or adverse claim with respect to the Property has been disclosed to Seller in writing which remains unpaid or unsatisfied; (j) Seller has not received written notice of a default in respect of any of its obligations or liabilities pertaining to the Property which remains uncured, and to Seller’s knowledge, no default exists, and no condition exists which with the passing of time without cure shall become a default, under any Assigned Contract; (k) intentionally omitted; (l) except as disclosed on the Title Policy or in the Ground Lease, Seller has not granted to any third party a right of first refusal, offer or option to purchase the Property, and to Seller’s knowledge, there are no other third party rights of first refusal, offers or options to purchase the Property; (m) there are no proceedings pending or, to Seller’s knowledge, threatened against or affecting Seller or any portion of the Property which would have a material adverse effect on the Property or Seller’s ability to consummate the transactions contemplated by this Agreement; (n) to Seller’s knowledge, there are no Hazardous Materials or adverse environmental conditions existing at, on, in, under or near, or emanating from the Property that could give rise to an action, duty or liability under any law, rule, ordinance, or common law theory; (o) to Seller’s knowledge, there are no underground tanks/wells, landfills located on or under the Property; (p) intentionally omitted; and (q) the Ground Lease is in full force and effect, and Seller has not received or delivered any written notice asserting a default under the Ground Lease, and no condition exists which with the passing of time without cure shall become a default, under the Ground Lease by Seller or Nautilus.

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6.2.Additional Representations and Warranties and Covenants of Seller. Seller represents and warrants the following to Buyer as of the Effective Date, except in each case as set forth on Schedule 6.2: (i) intentionally omitted, (ii) Seller has delivered to Buyer complete copies of each Assigned Contract; (iii) on and after the Closing Date, there will be no management or leasing agreements in effect relating to the Property which will be binding on the Property, other than the Ground Lease, the Infrastructure Services Agreement, the Transition Services Agreement and any agreements relating to the foregoing; (iv) except as to those liens of record with respect to the Conveyed Personal Property (hereinafter defined) which will be released on or before the Closing Date and the Permitted Exceptions, there exists no monetary encumbrance or, to Seller’s knowledge, adverse claim with respect to the Property; (v) Seller, as landlord, has not received any written notice of default under any of the Assigned Contracts; (vi) to Seller’s knowledge, all buildings and improvements on the Property, including all building systems, are in material compliance with applicable law; (vii) to Seller’s knowledge, all buildings and improvements, and any design documents describing such buildings and improvements, or the operation thereof, do not infringe, misappropriate, or otherwise violate any third party’s intellectual property rights; (viii) (A) that certain Access and Maintenance Easement Agreement by and between Cumulus Real Estate Holdings LLC and Susquehanna Nuclear, LLC as set forth in Record Book 3021 page 263476 (the “Access and Maintenance Easement”), (B) that certain Non-Exclusive Transmission Line Easement as set forth in Record Book 3022 page 73754, and Amended and Restated Grant of Utility Easement (Transmission Line) in Record Book 3022 page 74028 (the “Transmission Line Easement”), and (C) that certain Exclusive Substation Easement as set forth in Record Book 3022 page 73718 and Amended and Restated Exclusive Grant of Substation Easement in Record Book 3022 page 73931 (the “Substation Easement”) are in full force and effect, and Seller has not received or delivered any written notice asserting a default under the Access and Maintenance Easement, the Transmission Line Easement or the Substation Easement, and to Seller’s knowledge, no condition exists which with the passing of time without cure shall become a default, under the Access and Maintenance Easement, the Transmission Line Easement or the Substation Easement by Seller or any other party thereto, and no amounts owed by Seller or other obligations of Seller are outstanding under the Access and Maintenance Easement, the Transmission Line Easement or the Substation Easement.
6.3.Representations and Warranties of Buyer. Buyer represents and warrants to Seller that (a) Buyer is duly organized, validly existing and in good standing in the State of its organization and authorized to transact business in the applicable State(s); (b) Buyer has all necessary power and authority to execute and deliver this Agreement and all documents related hereto to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder; (c) all documents to be executed by Buyer under this Agreement are duly authorized and binding upon Buyer; (d) no insolvency or other similar proceeding has occurred with respect to Buyer; and (e) neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder, will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
6.4.Survival. The representations and warranties of Buyer and Seller in this Section 6 shall survive the Closing and delivery of the Deed for a period of twelve (12) months.
7.Intentionally Omitted.

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8.Closing.
8.1.Closing Date; Location. The Closing will occur on the Closing Date in accordance with the Closing Process.
8.2.Closing Deliveries. On or prior to the Closing Date, Buyer will deliver to Escrow Holder the items set forth in the Section entitled “Closing Deliveries – Buyer” and Seller will deliver to Escrow Holder the items set forth in the Section entitled “Closing Deliveries – Seller,” each as set forth in the Certain Agreement Details and Definitions of this Agreement.
8.3.Actions by Escrow Holder. On the Closing Date, Escrow Holder will:
(i)Record/register (or cause to be recorded / registered) the Deed and the Memorandum of Ground Lease (together with any other documents required to be recorded in the order approved by Buyer);
(ii)Pay the property transfer taxes due the Commonwealth of Pennsylvania and Luzerne County as set forth on the Closing Statement;
(iii)Deliver any amounts due to third parties (e.g., the holders of the Existing Liens) under the Closing Statement in accordance with the respective instructions of Buyer and Seller and such third parties, as applicable;
(iv)Wire the amount due Seller under the Closing Statement in accordance with wiring instructions from Seller;
(v)Deliver to Seller and Buyer fully-executed originals of all the applicable documents;
(vi)Cause Title Company to issue the Title Policy (if applicable) (with an effective date that is the same as the date and time of the recordation of the Deed) and deliver the Title Policy to Buyer as soon as reasonably practicable thereafter; and
(vii)File all information returns as may be required by applicable law (e.g., Section 6045 of the Internal Revenue Code) and take all other related reporting actions.
8.4.Prorations. All proratable expenses and income related to the Property will be prorated as of the Closing Date, with Buyer responsible as of the Closing Date. If the Closing Date is to occur less than 15 business days before the next tax bill is due, Seller will pay the bill and buyer will reimburse Seller for its prorated portion at Closing. Escrow Holder will base the prorations on a written statement approved by Buyer and Seller prior to the Closing Date. If any prorations are incorrect (or if additional information becomes available after Closing), the parties will promptly (no later than 90 days after the Closing Date or, for taxes, 30 days after proration information is available) adjust the payments. This Section 8.4 will survive the Closing.
9.Brokers. Each party represents that it has dealt with no broker, agent or other person in connection with this transaction or any related transaction with the Buyer and Seller.

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10.Intentionally Omitted.
11.Seller Covenants. Seller will (i) complete, at Seller’s sole cost and expense, the construction on the Property set forth on Schedule 11, which includes completion of the shell building, under any and all applicable construction, design or other work agreements to which Seller or its affiliate is a party with respect to the same and otherwise in accordance with the Transitions Services Agreement; and (ii) pay or cause its affiliate to pay the annual amount(s) due to Salem Township as required under the Conditional Use Permit in connection with the purchase of a fire vehicle by the Township, and such payments shall be made until the full price of said vehicle in the amount of $900,000 has been paid. Notwithstanding anything to the contrary herein, following Closing, Seller shall use commercially reasonable efforts to assign or cause to be assigned to Buyer (a) those certain contracts set forth on Exhibit C that are denoted as being assigned post-Closing, and (b) those certain conveyances in lieu of condemnation matters, together with any settlement funds to be paid by or on behalf of the County of Luzerne in connection therewith, as set forth in those certain letters dated February 26, 2024 addressed to Cumulus Real Estate Holdings LLC from Catherine Rossman, Right of Way Agent, Arrow Land Solutions, LLC, and those certain Agreements of Sale and Deeds to be entered into with the County of Luzerne. This Section 11 will survive Closing.
12.Indemnification Obligations. Seller will protect, defend, indemnify and hold Buyer harmless from and against (a) any third party claims arising or accruing prior to Closing under the Ground Lease, any Assigned Contract, or other agreement affecting the Property to which Seller is a party (including, but not limited to, claims from any broker claiming, by, through, or under Seller and any claims or liens arising from any construction, design or other work agreement); (b) any third party claims for infringement of intellectual property rights related to design documents for the Property; (c) any claim that results from any breach of any representation or warranty of Seller under this Agreement; provided, however, that (i) Buyer shall not have any right to bring any action after Closing against Seller for any said claim unless (x) the individual amount of each liability of Buyer arising under each such claim exceeds TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00), and (y) until the aggregate amount of all liability of Seller arising out of or relating to such claim(s) exceeding the individual threshold in (x), above, exceeds TWO-HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00), and (ii) in no event shall Seller’s liability for all claims exceed, in the aggregate, an amount equal to FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) (the “Seller Liability Cap”), and (iii) Seller shall have no liability with respect to any of Seller’s representations and warranties herein if, prior to Closing, Buyer has actual knowledge of any breach of such representation or warranty of Seller herein and Buyer nonetheless consummates the transaction contemplated by this Agreement, nor to the extent such claim of Buyer constitutes or results from a breach by Buyer or a matter which is the responsibility of Buyer under this Agreement or any document executed by Buyer pursuant to this Agreement; provided, in the event Allegheny Electric Cooperative, Inc. asserts its right to participate in a Buyer nuclear reactor project on the Property by exercising its rights detailed in the Project Agreement (defined below) and the Title Policy (the “AEC Option”), the Seller Liability Cap shall be increased by THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) solely as it relates to claims directly resulting from such assertion by Allegheny Electric Cooperative, Inc. Buyer will protect, defend, indemnify and hold Seller harmless from and against (i) any claim that results from any breach of any representation or warranty of Buyer under this Agreement, and (ii) any claim relating to the Property and first arising or accruing after the Closing, including any claim first arising or accruing after the Closing under any Permitted Exception, the Ground Lease, or Assigned Contract (except to the extent such claim

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constitutes or results from a breach by Seller or a matter which is the responsibility of Seller under this Agreement or any document executed by Seller pursuant to this Agreement); provided, however, that, in no event shall Buyer’s liability for all claims directly resulting from the AEC Option exceed, in the aggregate, an amount equal to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00). Notwithstanding anything to the contrary set forth in this Section 12, in the event a mechanic’s lien is filed against the Property in connection with any construction, design or other work agreement to which Seller or its affiliate is a party, Seller shall use commercially reasonable efforts to cause any such lien to be removed or bonded over within sixty (60) days of Seller’s receipt of Buyer’s written demand for the same.
This Section 12 will survive Closing.
13.Successors and Assigns. Seller may not transfer its rights or obligations under this Agreement without (i) Buyer’s consent, (ii) the assumption by transferee of Seller’s obligations under this Agreement, and (iii) the joint and several liability of initial Seller for all of Seller’s obligations under this Agreement. Buyer may not transfer its rights or obligations under this Agreement without Seller’s consent; provided, that from and after Closing, Buyer has the right to assign its obligations under this Agreement to an affiliate without Seller’s consent in connection with any internal restructuring or reorganization. Subject to the foregoing, this Agreement and the terms and provisions of this Section 13 will inure to the benefit of and be binding upon the successors and assigns of the parties.
14.Notices. All notices, approvals, consents, requests or demands required or permitted to be given or served by either party to this Agreement will be in writing (unless otherwise expressly required), properly addressed to the addresses set forth at the beginning of this Agreement and will be delivered: (a) by depositing with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, (b) by a nationally recognized overnight delivery service providing proof of delivery, or (c) by email delivery, if sent on a business day between the hours of 7:00 a.m. and 6:00 p.m. Local Time; provided within one (1) business day after the sending of such notice by email delivery a follow-up copy of such notice shall also be sent pursuant to either clause (a) or (b) above. Notices will be effective (i) in the case of registered or certified mail, on the date that is earlier of (x) the date receipt is acknowledged on the return receipt for such notice, or (y) the date that is five (5) business days after the date of posting by the United States Post Office, (ii) if by nationally recognized overnight delivery service providing proof of delivery, one (1) business day after the deposit of the notice with all delivery charges prepaid, and (iii) if by email delivery, on the date of delivery, provided that the email is sent on a business day during the hours stated above. Either party may by notice given aforesaid change its address for all subsequent notices. Notice will be deemed given upon delivery or when delivery is refused.
15.Confidentiality. This Agreement is subject to the NDA and Section 13.1 of the PPA. This Section 15 will survive Closing.
16.Further Assurances. Each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions described in this Agreement. After the Closing, Seller and Buyer will use commercially reasonable efforts to (i) (at no cost or expense to such party, other than any de minimis cost or expense or any cost or expense which the requesting party agrees in writing to reimburse) further effect the transactions contemplated in this Agreement and (ii)

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obtain an amendment from Allegheny Electric Cooperative, Inc. of that certain Project Agreement dated December 16, 2021 (as amended, the “Project Agreement”) by and between Cumulus Data LLC and Allegheny Electric Cooperative, Inc., such that: (a) the owner of the Property will send notice of intent to construct and/or operate any type of nuclear reactor project on the Property and that Allegheny Electric Cooperative, Inc. will have thirty (30) days to respond with its intent to exercise the AEC Option, (b) should Allegheny Electric Cooperative, Inc. not respond within such time, the Property owner will deliver a second notice regarding such project to Allegheny Electric Cooperative, Inc. and (c) should Allegheny Electric Cooperative, Inc. not respond within thirty (30) days of such second notice, Allegheny Electric Cooperative, Inc. shall forfeit such AEC Option in full and the Property owner shall have the right to record a termination of the AEC Option. If the amendment contemplated in this Section 16(ii) is not finalized on or before March 1, 2025, Seller will pay to Buyer liquidated damages of $500,000. This Section 16 will survive Closing.
17.Matters of Construction.
17.1.Entire Agreement. This Agreement, the Term Sheet, and the NDA contain the entire agreement between the parties respecting the matters set forth in this Agreement and together supersede all prior agreements between the parties hereto respecting such matters. The Certain Agreement Details and Definitions, and the exhibits attached hereto, are incorporated into this Agreement as if fully set forth in (and will be deemed a part of) this Agreement.
17.2.Severability. If any term or provision of this Agreement (or the application the term or provision) to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, and each such term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.
17.3.Interpretation. Words used in the singular will include the plural, and vice versa, and any gender will be deemed to include the other. Whenever the words “including”, “include” or “includes” are used in this Agreement, they should be interpreted in a non-exclusive manner. The captions and headings of the Sections of this Agreement are for convenience of reference only, and will not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Section references in this Agreement will be deemed to refer to the Exhibits and Sections in this Agreement. In the event of a conflict between this Agreement and any Exhibit, the terms of this will control. Each party acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel; (b) is the product of negotiations between the parties; and (c) will not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of this Agreement is to not to be resolved against Seller or Buyer, but will be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested by this Agreement.
17.4.No Waiver. Any party may at any time or times, at its election, waive any of the conditions to its obligations under this Agreement, but any such waiver will be effective only if contained in a writing signed by such party (except that if a party proceeds to Closing, notwithstanding the failure of a condition to its obligation to close, then such condition will be deemed waived by the Closing). No such waiver will reduce the rights or remedies of a party by reason of any breach by

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the other party under this Agreement. Waiver by one party of the performance of any covenant, condition or promise of the other party will not invalidate this Agreement, nor will it be deemed to be a waiver by such party of the performance of any other covenant, condition or promise by such other party (whether preceding or succeeding and whether or not of the same or similar nature). No failure or delay by one party to exercise any right it may have by reason of the default of the other party will operate as a waiver of default or modification of this Agreement or will prevent the exercise of any right by such party while the other party continues to be so in default.
17.5.Consents and Approvals. Except as otherwise expressly provided in this Agreement, any approval or consent provided to be given by a party under this Agreement may be given or withheld in the sole and absolute discretion of such party.
18.Disputes. This Agreement will be governed by the Governing Law, excluding any conflicts of laws principles. Any dispute relating to this Agreement will be resolved in the Forum for Dispute Resolution. Each of the parties irrevocably submits to the Forum for Dispute Resolution for such disputes and waives all defenses of lack of personal jurisdiction and forum non-conveniens.
19.Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party (express or implied), and no third party will be entitled to enforce or otherwise will acquire any right, remedy or benefit by reason of any provision of this Agreement.
20.Amendments. This Agreement may only be amended by written agreement signed by both parties.
21.Escrow Holder. Escrow Holder accepts its designation as Escrow Holder under this Agreement without further instruction from either party. The terms of this Agreement are the parties’ joint instructions to the Escrow Holder to consummate the purchase in accordance with the terms and provisions of this Agreement. The provisions of this Section will survive the Closing.
22.Waiver of Jury Trial. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY.
23.Counterparts. Each party may deliver executed signature pages to this Agreement by electronic means to the other (e.g., PDF and DocuSign), and the electronic copy will be deemed to be effective as an original. This Agreement may be executed in any number of counterparts, each of which is an original and all of which together comprise the same Agreement.
24.Anti-Corruption. Seller and Buyer each have not, will not, and will ensure others operating on their respective behalf will not, pay bribes or illegal or improper payments, gifts or anything of value, solicitations, or demands to anyone in any way related to this Agreement or the Property including any Buyer or Seller, as applicable, employee or an employee of its parent company or any consultant recommended by Buyer or Seller. Buyer and Seller will maintain accurate and complete books and records concerning payments to third parties under or in relation to this Agreement.
Seller will notify Buyer promptly: (1) of any improper solicitation, demand or other request for a bribe, improper gift or anything of value, made by any party in any way related to this Agreement or the Property; and (2) if Seller (or a third party operating on its behalf), is directly

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or indirectly asked by any person to make or offer any payment to a government official or authority (or any other person at a government official’s request or with such officials’ assent or acquiescence). Buyer may immediately terminate or suspend performance under this Agreement if Seller breaches its obligations under this Section 24.
25.No Liability for Consequential or Punitive Damages; Limitation of Liability. No party will be liable to the other party, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS, LOST GOODWILL, LOST REVENUE AND LOST OPPORTUNITY) (“Consequential Loss”) ARISING OUT OF ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT. Nothing in this Section will prevent, limit or exclude liability for Consequential Loss: (i) arising as a result of Buyer’s or Seller’s fraud, fraudulent misrepresentation, gross negligence or willful misconduct; and (ii) arising from a breach of Buyer’s or Seller’s confidentiality obligations, including the NDA.
26.Intentionally Omitted.
27.Timing; Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) will be extended until the immediately following business day; provided that, if Closing would be scheduled to occur on a non-business day, Closing will be delayed until the second business day after such non-business day. Time is of the essence with respect to the terms of this Agreement.
28.Intentionally Omitted.
29.Joint and Several Liability. If and when included within the term “Buyer” or “Seller” as used in this Agreement, there is more than one person, firm or corporation, each will be jointly and severally liable for the obligations of Buyer or Seller, as applicable.
30.As-Is, Where-Is; No Representations or Warranties; Due Diligence Materials; Release.
AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, INCLUDING SCHEDULE 1, (1) TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, WHETHER KNOWN OR UNKNOWN, AS OF THE CLOSING DATE, (2) (A) SELLER SHALL HAVE NO OBLIGATION TO DO ANY RESTORATION, REPAIRS OR OTHER WORK OF ANY KIND OR NATURE WHATSOEVER ON OR AFFECTING THE PROPERTY AND (B) SPECIFICALLY, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER SHALL NOT BE RESPONSIBLE FOR ANY WORK ON OR IMPROVEMENT OF THE PROPERTY NECESSARY (X) TO CAUSE ANY PORTION OF THE PROPERTY TO MEET ANY ENVIRONMENTAL LAW, (Y) TO REPAIR, RETROFIT OR SUPPORT ANY PORTION OF THE IMPROVEMENTS DUE TO THE SEISMIC OR STRUCTURAL INTEGRITY (OR ANY DEFICIENCIES THEREIN) OF THE IMPROVEMENTS, OR (Z) TO CURE ANY VIOLATIONS AND (3) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NO PATENT OR LATENT CONDITION AFFECTING ANY OF THE PROPERTY IN ANY WAY, WHETHER OR NOT KNOWN OR DISCOVERABLE OR DISCOVERED AFTER THE CLOSING DATE, SHALL AFFECT BUYER’S OBLIGATION TO PURCHASE THE PROPERTY OR TO PERFORM ANY OTHER ACT OTHERWISE TO BE PERFORMED BY BUYER UNDER THIS AGREEMENT, NOR SHALL ANY SUCH CONDITION GIVE RISE TO ANY ACTION, PROCEEDING, CLAIM OR RIGHT OF DAMAGE OR

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RESCISSION AGAINST SELLER. EXCEPT FOR THOSE COVENANTS, WARRANTIES AND REPRESENTATIONS, IF ANY, EXPRESSLY MADE BY SELLER IN THIS AGREEMENT, INCLUDING SCHEDULE 1 (THE “SELLER REPRESENTATIONS”), NO GUARANTY, PROMISE, PROJECTION, PREDICTION, WARRANTY OR REPRESENTATION OF ANY TYPE (WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED) IS MADE BY SELLER OR ANYONE ACTING, OR CLAIMING TO ACT, BY, THROUGH OR UNDER SELLER ON SELLER’S BEHALF WITH RESPECT TO THE PROPERTY OR ANY OPERATIONS THEREOF, INCLUDING, WITHOUT LIMITATION, AS TO ANY OF THE FOLLOWING: (I) FITNESS FOR ANY PARTICULAR PURPOSE; (II) MERCHANTABILITY; (III) CONDITION, SAFETY, QUANTITY, QUALITY USE (PRESENT OR PROPOSED), OCCUPANCY OR OPERATION; (IV) ABSENCE OF DEFECTS OR FAULTS; (V) ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES; (VI) FLOODING; (VII) COMPLIANCE WITH ANY EXISTING OR FUTURE LAWS OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ZONING, CONSTRUCTION, HEALTH OR SAFETY AND THE ENVIRONMENT AND THE AMERICANS WITH DISABILITIES ACT OF 1990; (VIII) PAST, PRESENT OR FUTURE REVENUES OR EXPENSES; (IX) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS, DUE DILIGENCE MATERIALS, THIRD PARTY REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN ANY DOCUMENT OR OTHER INFORMATION PROVIDED TO BUYER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER OR ANY OF ITS AFFILIATES; OR (X) ANY OTHER MATTER RELATING TO SELLER, ANY OF ITS AFFILIATES, THE PROPERTY OR THE BUSINESS OPERATIONS THEREON. BUYER ACKNOWLEDGES THAT, EXCEPT WITH RESPECT TO THE SELLER REPRESENTATIONS, BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE AND LEGAL CONDITION OF THE PROPERTY AND THAT, EXCEPT WITH RESPECT TO THE SELLER REPRESENTATIONS, BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS MADE BY SELLER OR ANYONE ACTING, OR CLAIMING TO ACT, BY, THROUGH OR UNDER SELLER ON SELLER’S BEHALF CONCERNING THE PROPERTY EXCEPT FOR THE SELLER REPRESENTATIONS. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO ANY DOCUMENTS, EXECUTED OR DELIVERED AT CLOSING.
BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE, AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS IN PURCHASING THE PROPERTY.
EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS AND INDEMNIFICATION OBLIGATIONS OF SELLER SET FORTH HEREIN, INLCUDING SCHEDULE 1, OR IN THE DOCUMENTS DELIVERED AT CLOSING WHICH ARE EXPRESSLY STATED TO SURVIVE THE CLOSING, BUYER RELEASES SELLER AND ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, AFFILIATE, DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE, SERVANT OR OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF (COLLECTIVELY, THE “SELLER RELATED PARTIES”) FROM ALL CLAIMS WHICH ANY BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY, INCLUDING WITHOUT LIMITATION THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION, AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT

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ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.
31.Property Improvements, Existing Buildings; Ground Lease; Estoppel Certificates.
31.1.Intentionally Omitted.
31.2.Intentionally Omitted.
31.3.Intentionally Omitted.
31.4.Additional Prorations. All proratable expenses and income related to the Ground Lease will be prorated in favor of the Buyer from and including the Closing Date including without limitation, (a) charges payable with respect to the Assigned Contracts; and (b) rent under the Ground Lease, provided that any rent payments made in advance based upon estimated expense reimbursements to Seller will be prorated for Nautilus on an accrual basis based on the actual number of days in the period for which the advance payment is made. Any delinquent rental amounts due Seller under the Ground Lease as of the Closing Date will not be prorated at Closing and Seller may not proceed after Closing against Nautilus for owed delinquent rent; provided that, if after the Closing Date, Buyer collects any delinquent rent, Buyer will first apply such amounts, net of the costs of collection (including reasonable attorneys’ fees), first to current rent payable for the month of Closing, second to post-Closing rent payable, third to past due rents payable for post-Closing periods, and fourth, the balance to Seller.
[signature page follows]

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IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement on the dates below.

BUYER:		SELLER:

Amazon Data Services, Inc., a Delaware corporation		CUMULUS DATA LLC, a Delaware limited liability company

By:	/s/ Keith Klein	By:	/s/ Cole Muller

Name:	Keith Klein	Name:	Cole Muller

Title:	Authorized Signatory	Title:	Executive Vice President

Date Signed:	March 1, 2024	Date Signed:	March 1, 2024

CUMULUS REAL ESTATE HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Cole Muller

Name:	Cole Muller

Title:	Executive Vice President

Date Signed:	March 1, 2024

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ESCROW HOLDER’S ACKNOWLEDGEMENT
The undersigned executes this Agreement to evidence its receipt of a fully executed copy of this Agreement and its agreement to act as Escrow Holder in accordance with the terms of this Agreement. Escrow Holder agrees to act as “the person responsible for closing” the purchase and sale transaction contemplated in this Agreement within the meaning of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and to file all forms and returns required thereby.

FIDELITY NATIONAL TITLE COMPANY, a California corporation

By:	/s/ Nathan Thompson
Name:	Nathan Thompson

Title:	VP – Escrow Officer